Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORMA THERAPEUTICS HOLDINGS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Forma Therapeutics Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Forma Therapeutics Holdings, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 2, 2019 under the name Forma Therapeutics Holdings, Inc.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

FIRST: The name of this corporation is Forma Therapeutics Holdings, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purpose to be conducted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The corporation shall possess and may exercise all the powers and privileges granted or available to it under any and all applicable statutory and common laws in effect from time to time.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 138,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and (ii) 98,883,776 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth in this Amended and Restated Certificate of Incorporation.

2. Increase or Decrease in Authorized Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of the Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. Subject to Article Fourth, Part B, Subsection 3.2, the holders of record of a majority in voting power of the then outstanding shares of Common Stock and Senior Preferred Stock (as defined in Article Fourth, Part B) voting together as a single class, shall be entitled to elect the directors of the Corporation. At any meeting of stockholders held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

B. PREFERRED STOCK

Of the authorized Preferred Stock, 2,304,815 shares are designated Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”); 14,921,676 shares are designated Series B-1 Preferred Stock, $0.001 par value per share (the “Series B-1 Preferred Stock”); 8,790,249 shares are designated Series B-2 Preferred Stock, $0.001 par value per share (the “Series B-2 Preferred Stock”); 299,999 shares are designated Series B-3 Preferred Stock, $0.001 par value per share (the “Series B-3 Preferred Stock” and, collectively with the Series B-1 Preferred Stock and Series B-2 Preferred stock, the “Series B Preferred Stock”); 6,452,619 shares are designated Series C Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”); 53,593,440 shares are designated Series D Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock” and, collectively with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the “Senior Preferred Stock”); 2,413,074 shares are designated Enterprise 1 Junior Stock, $0.001 par value per share (the “Enterprise 1 Junior Stock”); 4,294,569 shares are designated Enterprise 2 Junior Stock, $0.001 par value per share (the “Enterprise 2 Junior Stock”); 1,589,136 shares are designated Enterprise 3 Junior Stock, $0.001 par value per share (the “Enterprise 3 Junior Stock”); 1,373,356 shares are designated Enterprise 4 Junior Stock, $0.001 par value per share (the “Enterprise 4 Junior Stock”); 1,811,318 shares are designated Enterprise 5 Junior Stock, $0.001 par value per share

(the “Enterprise 5 Junior Stock”); and 1,036,525shares are designated Enterprise 6 Junior Stock, $0.001 par value per share (the “Enterprise 6 Junior Stock” and, collectively with the Enterprise 1 Junior Stock, the Enterprise 2 Junior Stock, the Enterprise 3 Junior Stock, the Enterprise 4 Junior Stock and the Enterprise 5 Junior Stock, the “Enterprise Junior Stock”), each of such series with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Amended and Restated Certificate of Incorporation. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of Article Fourth refer to sections and subsections of Part B of Article Fourth.

1. Dividends.

1.1 Series D Preferred Stock Dividends. From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of eight percent (8%) on the Series D Original Issue Price (as defined below) per share shall accrue on such shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of Preferred Stock) (the “Accruing Dividends”). For the avoidance of doubt and for the purposes of this Section 1, Accruing Dividends shall accrue on each share of Series D Preferred Stock from and after the date of such share’s original issuance. Accruing Dividends shall accrue day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Subsection 1.1, Subsection 2.1, Subsection 2.10.2(b) or Subsection 7, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The “Series D Original Issue Price” shall mean $1.8659 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Series D Preferred Stock.

1.2 Other Dividends. Other than as expressly set forth in Section 1.1, the Corporation shall not declare, pay or set aside any dividends or make other distributions on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to obtaining any consents required elsewhere in this Amended and Restated Certificate of Incorporation) payments of such dividends and other distributions are made in accordance with Section 2.

2. Other Dividends; Liquidation, Dissolution or Winding Up; Deemed Liquidation Event.

2.1 Preferential Payments to Holders of Series D Preferred Stock. In the event of any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock), any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (collectively, a “Distribution Event”), the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders before any dividend or payment shall be made to the holders of any other series of Preferred Stock or holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series D Original Issue Price, plus, if the Distribution Event is in connection with a Deemed Liquidation Event, any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon or (ii) such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Distribution Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Amount”). If upon any Distribution Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event there is more than one Distribution Event, the amount each holder of Series D Preferred Stock is entitled to receive pursuant to this Subsection 2.1 will be reduced by the total amount per share paid to the holders of Series D Preferred Stock as applicable, pursuant to this Subsection 2.1 at all prior Distribution Events, such that the maximum amount to which any holder of Series D Preferred Stock will be entitled pursuant to this Subsection 2.1 will not exceed the Series D Liquidation Amount.

2.2 Preferential Payments to Holders of Series A Preferred Stock and Series B Preferred Stock. In the event of any Distribution Event, after the payment of all preferential amounts required to be paid to the holders of shares of Series D Preferred Stock pursuant to Subsection 2.1 hereof, the holders of shares of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders and before any dividend or payment shall be made to the holders of any other series of Preferred Stock or holders of Common Stock by reason of their ownership thereof, (a) in the case of the Series A Preferred Stock, an amount per share equal to the greater of (i) $2.0830 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Distribution Event (the amount payable pursuant to this clause (a) is hereinafter referred to as the “Series A Liquidation Amount”); (b) in the case of the Series B-1 Preferred Stock, an amount per share equal to the greater of (i) $1.2694 per share of Series B-1 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Distribution Event (the amount payable pursuant to this clause (b) is hereinafter referred to as the “Series B-1 Liquidation Amount”); (c) in the case of the Series B-2 Preferred Stock, an amount per share equal to the greater of (i) $1.2088 per share of Series B-2 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-2 Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series B-2 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Distribution Event (the amount payable pursuant to this clause (c) is hereinafter referred to as the “Series B-2 Liquidation Amount”); and (d) in the case of the Series B-3 Preferred Stock, an amount per share equal to the greater of (i) $1.20 per share of Series B-3 Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-3 Preferred Stock, or (ii) such amount per share as would have been payable had all shares of Series B-3 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such Distribution Event (the amount payable pursuant to this clause (d) is hereinafter referred to as the “Series B-3 Liquidation Amount” and, collectively with the Series B-1 Liquidation Amount and the Series B-2 Liquidation Amount, the “Series B Liquidation Amount”). If upon any Distribution Event, the dividend declared or the assets of the Corporation available for distribution to its stockholders, as applicable, shall be insufficient to pay the holders of shares of Series A Preferred Stock and Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution pursuant to this Subsection 2.2 in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event there is more than one Distribution Event, the amount each holder of Series A Preferred Stock and Series B Preferred Stock is entitled to receive pursuant to this Subsection 2.2 will be reduced by the total amount per share paid to the holders of Series A Preferred Stock and Series B Preferred Stock, as applicable, pursuant to this Subsection 2.2 at all prior Distribution Events, such that the maximum amount to which any holder of Series A Preferred Stock or Series B Preferred Stock will be entitled pursuant to this Subsection 2.2 will not exceed the Series A Liquidation Amount or applicable Series B Liquidation Amount, as appropriate.

2.3 Distribution up to Enterprise 1 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1 and 2.2, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO have received under Subsection 2.1, 2.2 and this Subsection 2.3 equals $54,000,000 plus the Series D Preference Adjustment (as defined below). The term “Distribution TSO” shall mean the number of whole shares of Common Stock outstanding immediately prior to the Distribution Event (treating for this purpose as outstanding all shares of Common Stock issuable upon exchange of Convertible Securities (including the Senior Preferred Stock; provided that shares of Common Stock issuable upon conversion of each of the Series D Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall only deemed outstanding if such series of Senior Preferred Stock is deemed to convert to Common Stock in accordance with Subsections 2.1(ii), 2.2(a)(ii), 2.2(b)(ii), 2.2(c)(ii) and 2.2(d)(ii), as applicable, in connection with such Distribution Event) outstanding immediately prior to such Distribution Event), but excluding any Common Stock issuable directly or indirectly upon exercise of Options (as defined in Article Fourth, Part B, Subsection 4.4.1) outstanding immediately prior to such Distribution Event and any Common Stock issuable upon conversion of any Enterprise Junior Stock.

2.4 Distribution up to Enterprise 2 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2 and 2.3, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO and Enterprise 1 Junior Stock, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO (but not Enterprise 1 Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO and Enterprise 1 Junior Stock have received under Subsections 2.1, 2.2, 2.3 and this Subsection 2.4 equals $99,843,000 plus the Series D Preference Adjustment.

2.5 Distribution up to Enterprise 3 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2, 2.3 and 2.4, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO, Enterprise 1 Junior Stock and Enterprise 2 Junior Stock, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO (but not Enterprise 1 Junior Stock or Enterprise 2 Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO, Enterprise 1 Junior Stock and Enterprise 2 Junior Stock have received under Subsections 2.1, 2.2, 2.3, 2.4 and this Subsection 2.5 equals $120,341,000 plus the Series D Preference Adjustment.

2.6 Distribution up to Enterprise 4 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2, 2.3, 2.4 and 2.5, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock and Enterprise 3 Junior Stock, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO (but not Enterprise 1 Junior Stock, Enterprise 2 Junior Stock or Enterprise 3 Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock and Enterprise 3 Junior Stock have received under Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and this Subsection 2.6 equals $134,121,000 plus the Series D Preference Adjustment.

2.7 Distribution up to Enterprise 5 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock and Enterprise 4 Junior Stock, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO (but not Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock or Enterprise 4 Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock and Enterprise 4 Junior Stock have received under Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and this Subsection 2.7 equals $184,593,000 plus the Series D Preference Adjustment.

2.8 Distribution up to Enterprise 6 Distribution Threshold. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock, Enterprise 4 Junior Stock and Enterprise 5 Junior Stock, pro rata based on the number of shares held by each such holder (treating for this purpose all Distribution TSO (but not Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock, Enterprise 4 Junior Stock or Enterprise 5 Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation immediately prior to such Distribution Event) until the aggregate amount (including all amounts distributed in any prior Distribution Events) that the holders of the Distribution TSO, Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock, Enterprise 4 Junior Stock and Enterprise 5 Junior Stock have received under Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and this Subsection 2.8 equals $224,025,000 plus the Series D Preference Adjustment.

2.9 Distribution of Remaining Assets. In any Distribution Event, after the payment in full of all amounts required to be paid to the holders of capital stock pursuant to Subsections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of Common Stock (including shares of Common Stock issuable upon conversion of each of the Series D Preferred Stock, Series B Preferred Stock and Series A Preferred Stock but only if such series of Senior Preferred Stock is deemed to convert to Common Stock in accordance with Subsections 2.1(ii), 2.2(a)(ii), 2.2(b)(ii), 2.2(c)(ii) and 2.2(d)(ii), as applicable, in connection with such Distribution Event), Series C Preferred Stock, and Enterprise Junior Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series C Preferred Stock (but not Enterprise Junior Stock) as if they had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such Distribution Event. The aggregate amount which a holder of a share of capital stock is entitled to receive in accordance with Subsections 2.1 through 2.9 is hereinafter referred to as the “Distribution Amount.” As used in this Section 2, the “Series D Preference Adjustment” shall mean an amount in dollars determined at the time of a Distribution Event equal to either (a) if payments to the holders of Series D Preferred Stock in respect of such Distribution Event are being calculated pursuant to clause (i) of the definition of “Series D Liquidation Amount,” (i) (1) the number of shares of Series D Preferred Stock outstanding at the time of such Distribution Event multiplied by (2) the Series D Original Issue Price plus, if such Distribution Event is a Deemed Liquidation Event, any Accruing Dividends accrued but unpaid on such Shares of Series D Preferred Stock, minus (ii) the amount of any proceeds paid in respect of such outstanding shares of Series D Preferred Stock in accordance to Subsection 2.1 prior to such Distribution Event, or (b) if payments to the holders of Series D Preferred Stock in respect of such Distribution Event are being calculated pursuant to clause (ii) of the definition of “Series D Liquidation Amount,” zero dollars ($0).

2.10 Deemed Liquidation Events.

2.10.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 59% of the shares of Series D Preferred Stock then outstanding, exclusively and as a separate class (the “Series D Requisite Holders”), elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock (or other equity securities) that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock (or other equity securities) of (1) the surviving or resulting entity or (2) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (provided that, for the purpose of this Subsection 2.10.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c) any other transaction or series of transactions (other than the Qualified Public Offering (as defined in Subsection 6.1)) to which the Corporation is a party and pursuant to, or as a result of, which a single person (or group of affiliated persons) acquires (from the Corporation or directly from the stockholders of the Corporation) or holds capital stock of the Corporation representing a majority of the Corporation’s outstanding voting power.

2.10.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.10.1(a)(i) unless the agreement for such transaction (the “Liquidation Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.9.

(b) In the event of a Deemed Liquidation Event referred to in Subsections 2.10.1(a)(ii) or 2.10.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Senior Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of all shares of Senior Preferred Stock, and (iii) if the Series D Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation (the “Board of Directors”)), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event to redeem all outstanding shares of Senior Preferred Stock at a price per share equal to the aggregate amount payable to such holder in accordance with Subsections 2.1 through 2.9. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred Stock, the Corporation shall redeem in a manner consistent with Subsections 2.1 through 2.9 a pro rata portion of each holder’s shares of Senior Preferred Stock, as applicable, to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares of such series of Senior Preferred Stock, and shall redeem the remaining shares of such series of Senior Preferred Stock as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 7 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Senior Preferred Stock pursuant to this Subsection 2.10.2(b).

(c) Prior to the distribution or redemption provided for in this Subsection 2.10.2, the Corporation shall not expend or dissipate the consideration received for such Distribution Event, except to discharge expenses incurred in connection with such Distribution Event.

2.10.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Distribution Event or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:

(a) For securities not subject to investment letters or other similar restrictions on free marketability

(i) if traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction;

(ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation; and

For the purposes of this Subsection 2.10.3, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid or sales prices” shall be deemed to be: (A) for securities traded primarily on the New York Stock Exchange or Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (B) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(b) The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a security holder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

2.10.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event or is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Liquidation Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.9 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 through 2.9 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.10.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General.

3.1.1 Senior Preferred Stock. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Senior Preferred Stock shall be entitled, with respect to each share of Senior Preferred Stock, to cast the number of votes equal to the number of whole shares of Common Stock into which such share of Senior Preferred Stock held by such holder is convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Senior Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as converted to Common Stock basis.

3.1.2 Enterprise Junior Stock. Except as provided by applicable law, the shares of Enterprise Junior Stock are non-voting. Subject to the forgoing sentence, on any matter presented to the holders of Enterprise Junior Stock for their action or consideration as a separate class or series pursuant to applicable law at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Enterprise Junior Stock shall be entitled, with respect to each share of Enterprise Junior Stock, to cast one (1) vote.

3.1.3 Senior Preferred Stock and Enterprise Junior Stock. On any matter presented to the holders of Preferred Stock for their action or consideration as a separate class pursuant to applicable law at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), the holders of Senior Preferred Stock and holders of Enterprise Junior Stock shall vote together as a single class, with each holder of outstanding shares of Senior Preferred Stock entitled to cast the number of votes equal to the number of whole shares of Common Stock into which each such share of Senior Preferred Stock is convertible and each holder of outstanding shares of Enterprise Junior Stock entitled to cast one (1) vote for each share of Enterprise Junior Stock then held by such holder.

3.2 Election of Directors. The holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”), and the holders of record of the shares of Series B Preferred Stock and Series C Preferred Stock, voting or consenting together as a single class on an as-converted basis, shall be entitled to elect three (3) directors of the Corporation (the “Series B/C Directors” together with the Series D Director, the “Preferred Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series D Preferred Stock or Series B Preferred Stock and Series C Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series D Preferred Stock or Series B Preferred Stock and Series C Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and the Senior Preferred Stock, voting or consenting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Series D Preferred Stock Protective Provisions. At any time when shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”)) the written consent or affirmative vote of the Requisite Series D Preferred Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation;

(c) amend, alter, change or waive any of the rights, preferences, or privileges of the Series D Preferred Stock;

(d) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series D Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series D Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

(e) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege;

(f) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series D Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(g) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course;

(h) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(i) increase or decrease the authorized number of directors constituting the Board of Directors.

3.4 Series B and Series C Preferred Stock Protective Provisions. At any time when shares of Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws in a manner that adversely and disproportionally affects the powers, preferences or rights of either the Series B Preferred Stock or the Series C Preferred Stock (in addition to any other vote required by applicable law or this Amended and Restated Certificate of

Incorporation or the Bylaws) the written consent or affirmative vote of the holders of (i) a majority of the shares of Series B Preferred Stock, exclusively and as a separate class, and (ii) the holders of a majority of the shares of Series C Preferred Stock, exclusively and as a separate class ((i) and (ii) together, the “Series B/C Requisite Holders”), given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote, to the fullest extent permitted by law, shall be null and void ab initio, and of no force or effect.

4. Senior Preferred Stock Optional Conversion.

The holders of the Senior Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Senior Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Preference Value (as defined below) by the applicable Conversion Value (as defined below) in effect at the time of conversion. The “Series A Preference Value” shall initially be equal to $2.408. The “Series B-1 Preference Value” shall initially be equal to $1.20. The “Series B-2 Preference Value” shall initially be equal to $1.20. The “Series B-3 Preference Value” shall initially be equal to $1.20. The “Series C Preference Value” shall initially be equal to $1.573. The “Series D Preference Value” shall initially be equal to $1.8659. The term “Preference Value” shall mean (a) with respect to the Series A Preferred Stock, the Series A Preference Value; (b) with respect to the Series B-1 Preferred Stock, the Series B-1 Preference Value; (c) with respect to the Series B-2 Preferred Stock, the Series B-2 Preference Value; (d) with respect to the Series B-3 Preferred Stock, the Series B-3 Preference Value; (e) with respect to the Series C Preferred Stock, the Series C Preference Value; and (f) with respect to the Series D Preferred Stock, the Series D Preference Value. The “Series A Conversion Value” shall initially be equal to $1.689. The “Series B -1 Conversion Value” shall initially be equal to $1.20. The “Series B-2 Conversion Value” shall initially be equal to $1.20. The “Series B-3 Conversion Value” shall initially be equal to $1.20. The “Series C Conversion Value” shall initially be equal to $1.573. The “Series D Conversion Value” shall initially be equal to $1.8659. The term “Conversion Value” shall mean (u) with respect to the Series A Preferred Stock, the Series A Conversion Value; (v) with respect to the Series B-1 Preferred Stock, the Series B-1 Conversion Value; (w) with respect to the Series B-2 Preferred Stock, the Series B-2 Conversion Value; (x) with respect to the Series B-3 Preferred Stock, the Series B-3 Conversion Value; (y) with respect to the Series C Preferred Stock, the Series C Conversion Value; and (z) with respect to the Series D Preferred Stock, the Series D Conversion Value. Such initial Conversion Values, and the rate at which shares of each series of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below in this Section 4.

4.1.2 Termination of Conversion Rights. In the event of a notice of redemption of any shares of Senior Preferred Stock pursuant to Subsection 2.10.2(b) or Subsection 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Senior Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Senior Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors; provided, however, the Corporation shall not be required to pay an amount for any fractional share less than $100. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of the same series of Senior Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Senior Preferred Stock to voluntarily convert shares of Senior Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Senior Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Senior Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Senior Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Senior Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Senior Preferred Stock, or to his, her or its nominees, (x) in the event such shares are certificated, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Senior Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (y) in the event such shares are uncertificated, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and may, if applicable and upon written request, issue and deliver a certificate for the number (if any) of shares of Senior Preferred Stock represented by any surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Senior Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when Senior Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of such Senior Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Senior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Senior Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Conversion Value of any series of Senior Preferred Stock below the then-par value of the shares of Common Stock issuable upon conversion of such series of Senior Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Value.

4.3.3 Effect of Conversion. All shares of Senior Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except for the rights of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of any series of Senior Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series of Senior Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Senior Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Value of any series of Senior Preferred Stock shall be made for any declared but unpaid dividends on such series of Senior Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Senior Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that in which the shares of Senior Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Value for Diluting Issues.

4.4.1 Special Definitions. For purposes of Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock covered by Subsection 4.5, 4.6, 4.7 or 4.8, that is approved by the Board of Directors, including the Series D Director;

(iii)

shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors, including the Series D Director;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors, including the Series D Director;

(vi)

shares of Common Stock, Options or Convertible Securities issued as consideration for the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including the Series D Director;

(vii)

shares of Common Stock, Options or Convertible Securities issued as consideration in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including the Series D Director; or

(viii)

shares of Series D Preferred Stock, including shares of Common Stock issuable upon conversion thereof, issued pursuant to that certain Series D Preferred Stock Purchase Agreement, dated on or about the Series D Original Issue Date.

4.4.2 No Adjustment of Conversion Value. No adjustment in the Conversion Value of any series of Senior Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Series D Holders agreeing that no such adjustment shall be made with respect to all series of Senior Preferred Stock as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series D Original Issue Date issues any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Value of any series of Senior Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Conversion Value computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to the Conversion Value of such series of Senior Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Value of any series of Senior Preferred Stock subject to such readjustment to an amount which exceeds the lower of (i) the Conversion Value of such series of Senior Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Value of such series of Senior Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Value of any series of Senior Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Value of such series of Senior Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Value of any series of Senior Preferred Stock pursuant to the terms of Subsection 4.4.4, such Conversion Value shall be readjusted to the Conversion Value of such series of Senior Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Value of any series of Senior Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Value of any series of Senior Preferred Stock that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Value that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Value Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Series D Original Issue Date issues Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Conversion Value of any series of Senior Preferred Stock, as such Conversion Value is in effect immediately prior to such issue, then such Conversion Value shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = (CP1 * (A + B)) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the applicable Conversion Value in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean the applicable Conversion Value in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue, and all shares of capital stock reserved for issuance pursuant to the Corporation’s equity incentive plans);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)

in the event that Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event that the Corporation issues on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Value of any series of Senior Preferred Stock pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, such Conversion Value shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Series D Original Issue Date effects a subdivision of the outstanding Common Stock, the Conversion Value of each series of Senior Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Series D Original Issue Date combines the outstanding shares of Common Stock, the Conversion Value of each series of Senior Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 4.5 shall become effective at the close of business on the date that the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event that the Corporation at any time or from time to time after the Series D Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Value of each series of Senior Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event that such a record date is fixed, as of the close of business on such record date, by multiplying such Conversion Value then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Value of each series of Senior Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Value shall be adjusted pursuant to this Subsection 4.6 as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of the applicable series of Senior Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Senior Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time or from time to time after the Series D Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 2 do not apply to such dividend or distribution, then and in each such event the holders of each series of Senior Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Senior Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.10, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not all outstanding Senior Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of each series of outstanding Senior Preferred Stock not so converted shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Senior Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such series of Senior Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Value of such series of Senior Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Senior Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of any series of Senior Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of any series of outstanding Senior Preferred Stock in any such appraisal proceeding.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value of any series of Senior Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Senior Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Senior Preferred Stock is convertible as a result of such adjustment or readjustment) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Senior Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Value of each series of Senior Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Senior Preferred Stock.

4.10 Notice of Record Date. In the event that:

(a) the Corporation takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of any series of Senior Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to each holder of Senior Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of any series of Senior Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Senior Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Enterprise Junior Stock Conversion.

5.1 General. The shares of Enterprise Junior Stock shall not be convertible into other securities of the Corporation except as provided in this Section 5. Upon the first to occur after the Series D Original Issue Date of (a) the date and time immediately prior to the Senior Preferred Stock Mandatory Conversion Time (as defined in Subsection 6.1); or (b) the date and time, or the occurrence of an event, specified by vote or written consent of (i) all members of the Board of Directors and (ii) the Series D Requisite Holders (the date and time of such event specified in Subsections 5.1(a) or 5.1(b) is referred to herein as the “Enterprise Junior Stock Mandatory Conversion Time” and any such event, is referred to herein as the “Enterprise Junior Stock Conversion Event”), each share of each series of Enterprise Junior Stock shall be converted, automatically and without the payment of additional consideration or further action by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by the following formula:

Where:

X = the number of shares of Common Stock to be issued to the holder of record

Y = the number of shares of such series of Enterprise Junior Stock deemed held by a holder of record

A = the Fair Market Value (as defined in Subsection 5.2) of one (1) share of Common Stock (at the Enterprise Junior Stock Mandatory Conversion Time)

B = the applicable Enterprise Per Share Threshold (as defined in Subsection 5.2).

If the applicable Enterprise Per Share Threshold is greater than the Fair Market Value of one (1) share of Common Stock at the Enterprise Junior Stock Mandatory Conversion Time, then that series of Enterprise Junior Stock shall be cancelled without the payment of additional consideration and without further action of the holder thereof or the Corporation.

5.2 Certain Definitions. For purposes of this Section 5,

(a) The “applicable Enterprise Per Share Threshold” shall mean:

(i) with respect to the Enterprise 1 Junior Stock, shall be determined by the formula (X ÷ Y), where “X” shall be the Enterprise 1 Conversion Threshold and “Y” shall be the Conversion TSO (the resulting calculation of X ÷ Y with respect to the Enterprise 1 Junior Stock being the “Enterprise 1 Per Share Threshold”);

(ii) with respect to the Enterprise 2 Junior Stock, shall be determined by the formula (A) the Enterprise 1 Per Share Threshold plus (B) the product of ((X –Y) ÷ Z), where “X” shall be the Enterprise 2 Conversion Threshold, “Y” shall be the Enterprise 1 Conversion Threshold and “Z” shall be the sum of the Conversion TSO plus the total number of shares of Enterprise 1 Junior Stock deemed outstanding as of immediately prior to such Enterprise Junior Stock Mandatory Conversion Time (the resulting calculation of (A) plus (B) being the “Enterprise 2 Per Share Threshold”);

(iii) with respect to the Enterprise 3 Junior Stock, shall be determined by the formula (A) the Enterprise 2 Per Share Threshold plus (B) the product of ((X – Y) ÷ Z), where “X” shall be the Enterprise 3 Conversion Threshold, “Y” shall be the Enterprise 2 Conversion Threshold and “Z” shall be the sum of the Conversion TSO plus the total number of shares of Enterprise 1 Junior Stock and Enterprise 2 Junior Stock deemed outstanding as of immediately prior to such Enterprise Junior Stock Mandatory Conversion Time (the resulting calculation of (A) plus (B) being the “Enterprise 3 Per Share Threshold”);

(iv) with respect to the Enterprise 4 Junior Stock, shall be determined by the formula (A) the Enterprise 3 Per Share Threshold plus (B) the product of ((X – Y) ÷ Z), where “X” shall be the Enterprise 4 Conversion Threshold, “Y” shall be the Enterprise 3 Conversion Threshold and “Z” shall be the sum of the Conversion TSO plus the total number of shares of Enterprise 1 Junior Stock, Enterprise 2 Junior Stock and Enterprise 3 Junior Stock deemed outstanding as of immediately prior to such Enterprise Junior Stock Mandatory Conversion Time (the resulting calculation of (A) plus (B) being the “Enterprise 4 Per Share Threshold”);

(v) with respect to the Enterprise 5 Junior Stock, shall be determined by the formula (A) the Enterprise 4 Per Share Threshold plus (B) the product of ((X – Y) ÷ Z), where “X” shall be the Enterprise 5 Conversion Threshold, “Y” shall be the Enterprise 4 Conversion Threshold and “Z” shall be the sum of the Conversion TSO plus the total number of shares of Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock and Enterprise 4 Junior Stock deemed outstanding as of immediately prior to such Enterprise Junior Stock Mandatory Conversion Time (the resulting calculation of (A) plus (B) being the “Enterprise 5 Per Share Threshold”); and

(vi) with respect to the Enterprise 6 Junior Stock, shall be determined by the formula (A) the Enterprise 5 Per Share Threshold plus (B) the product of ((X – Y) ÷ Z), where “X” shall be the Enterprise 6 Conversion Threshold, “Y” shall be the Enterprise 5 Conversion Threshold and “Z” shall be the sum of the Conversion TSO plus the total number of shares of Enterprise 1 Junior Stock, Enterprise 2 Junior Stock, Enterprise 3 Junior Stock, Enterprise 4 Junior Stock and Enterprise 5 Junior Stock deemed outstanding as of immediately prior to such Enterprise Junior Stock Mandatory Conversion Time (the resulting calculation of (A) plus (B) being the “Enterprise 6 Per Share Threshold”);

(b) “Conversion TSO” shall mean the number of whole shares of Common Stock outstanding immediately prior to the Enterprise Junior Stock Conversion Event (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of in-the-money Options outstanding immediately prior to the Enterprise Junior Stock Conversion Event and upon exchange or conversion of Convertible Securities (including the Senior Preferred Stock) outstanding (assuming exercise of any outstanding Options for Senior Preferred Stock) immediately prior to the Enterprise Junior Stock Conversion Event), but excluding any Common Stock issuable upon conversion of any Enterprise Junior Stock;

(c) “Enterprise 1 Conversion Threshold” shall mean (i) $54,000,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 1 Conversion Threshold shall be zero;

(d) “Enterprise 2 Conversion Threshold” shall mean (i) $99,843,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 2 Conversion Threshold shall be zero;

(e) “Enterprise 3 Conversion Threshold” shall mean (i) $120,341,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 3 Conversion Threshold shall be zero;

(f) “Enterprise 4 Conversion Threshold” shall mean (i) $134,121,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 4 Conversion Threshold shall be zero;

(g) “Enterprise 5 Conversion Threshold” shall mean (i) $184,593,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 5 Conversion Threshold shall be zero;

(h) “Enterprise 6 Conversion Threshold” shall mean (i) $224,025,000 minus (ii) the aggregate amount of all dividends and other distributions made after the Series D Original Issue Date on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock); provided, that if the preceding formula shall yield a negative number, the Enterprise 6 Conversion Threshold shall be zero; and

(i) the “Fair Market Value” of a share of Common Stock shall mean: (i) if the share of Enterprise Junior Stock is converted to Common Stock pursuant to this Section 5 in connection with the Qualified Public Offering (as defined in Subsection 6.1), Fair Market Value per share shall be the per share offering price of a share of Common Stock to the public in the Qualified Public Offering; and (ii) if the share of Enterprise Junior Stock is converted to Common Stock pursuant to this Section 5 in connection with any other Enterprise Junior Stock Conversion Event, Fair Market Value per share shall be as determined in good faith by the Corporation’s Board of Directors.

5.3 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Enterprise Junior Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one (1) share of Common Stock as determined in good faith by the Board of Directors; provided, however, the Corporation shall not be required to pay an amount for any fractional share less than $100. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of the same series of Enterprise Junior Stock held by a holder that are being converted and the aggregate number of shares of Common Stock issuable to such holder upon such conversion of such series of Enterprise Junior Stock.

5.4 Mechanics of Conversion.

5.4.1 Procedural Requirements. All holders of record of shares of Enterprise Junior Stock shall be sent written notice of the Enterprise Junior Stock Mandatory Conversion Time and the place designated for mandatory conversion of all shares of Enterprise Junior Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Enterprise Junior Stock Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Enterprise Junior Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Enterprise Junior Stock, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Enterprise Junior Stock Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.4.1. As soon as practicable after the Enterprise Junior Stock Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Enterprise Junior Stock, the Corporation shall (a)(x) in the event that such shares are certificated, issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of whole shares of Common Stock issuable on such conversion in accordance with the provisions hereof, or (y) in the event that such shares are uncertificated, issue and deliver to such holder, or to his, her or its nominee, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay cash as provided in Subsection 5.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Enterprise Junior Stock converted.

5.4.2 Reservation of Shares. The Corporation shall at all times when Enterprise Junior Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of such Enterprise Junior Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Enterprise Junior Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Enterprise Junior Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

5.4.3 Effect of Enterprise Junior Stock Conversion Event. Upon the occurrence of an Enterprise Junior Stock Conversion Event, all shares of Enterprise Junior Stock shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Enterprise Junior Stock Mandatory Conversion Time, except for the rights of the holders thereof to receive shares of Common Stock in exchange therefor, to receive a cash payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 5.3 and to receive payment of any dividends declared but unpaid thereon. In addition, upon the occurrence of an Enterprise Junior Stock Conversion Event, all shares of Enterprise Junior Stock shall be retired and cancelled and may not be reissued as shares of such series of Enterprise Junior Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Enterprise Junior Stock accordingly.

5.4.4 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Enterprise Junior Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that in which the shares of Enterprise Junior Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4.5 Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Series D Original Issue Date effects a subdivision of the outstanding Common Stock, the number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding”, as applicable, immediately prior to the subdivision shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Enterprise Junior Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation at any time or from time to time after the Series D Original Issue Date combines the outstanding shares of Common Stock, the number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding”, as applicable, immediately before the combination shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Enterprise Junior Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Subsection 5.4.5 shall become effective at the close of business on the date that the subdivision or combination becomes effective.

5.4.6 Adjustment for Certain Dividends and Distributions. In the event that the Corporation at any time or from time to time after the Series D Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding”, as applicable, immediately before such event shall be increased as of the time of such issuance or, in the event that such a record date is fixed, as of the close of business on such record date, by multiplying such number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding” then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

Notwithstanding the foregoing, (a) if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding”, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter such number of shares of Enterprise Junior Stock “deemed held” and “deemed outstanding”, as applicable, shall be adjusted pursuant to this Subsection 5.4.6 as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of the applicable series of Enterprise Junior Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Enterprise Junior Stock had been converted into Common Stock on the date of such event.

5.4.7 Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time or from time to time after the Series D Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Subsection 5.4.5 do not apply to such dividend or distribution, then and in each such event the holders of Enterprise Junior Stock shall, subject to Subsections 2.1 through 2.9, receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Enterprise Junior Stock had been converted into Common Stock on the date of such event.

5.4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.10, if there occurs any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not all outstanding Enterprise Junior Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4.5, 5.4.6, or 5.4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of each series of outstanding Enterprise Junior Stock not so converted shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Enterprise Junior Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of such series of Enterprise Junior Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the number of shares of Enterprise Junior Stock “deemed owned” and “deemed outstanding”) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Enterprise Junior Stock. For the avoidance of doubt, nothing in this Subsection 5.4.8 shall be construed as preventing the holders of any series of Enterprise Junior Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 5.4.8 be deemed conclusive evidence of the fair value of the shares of any series of outstanding Enterprise Junior Stock in any such appraisal proceeding.

5.4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the shares of Enterprise Junior Stock pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Enterprise Junior Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Enterprise Junior Stock is convertible as a result of such adjustment or readjustment) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Enterprise Junior Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of each series of Enterprise Junior Stock.

6. Mandatory Conversion.

6.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering on a nationally recognized securities exchange, pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a pre-offering valuation of the Corporation representing a per share price for a share of Common Stock greater than or equal to the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) with gross offering proceeds to the Corporation of $75,000,000 or more (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Series D Holders to cause all shares of Senior Preferred Stock to be converted to Common Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Senior Preferred Stock Mandatory Conversion Time”), then (i) all outstanding shares of each series of Senior Preferred Stock shall automatically be converted into shares of Common Stock, at the then-effective conversion rate applicable to such series of Senior Preferred Stock, as calculated pursuant to Subsection 4.1.1, and (ii) such shares of Senior Preferred Stock may not be reissued by the Corporation.

6.2 Procedural Requirements. All holders of record of shares of the applicable series of Senior Preferred Stock shall be sent written notice of the Senior Preferred Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of the applicable series of Senior Preferred Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the applicable Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the applicable series of Senior Preferred Stock converted pursuant to Subsection 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Senior Preferred Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.2. As soon as practicable after the Senior Preferred Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for such shares of Senior Preferred Stock, the Corporation shall (a) (x) in the event that such shares are certificated, issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of whole shares of Common Stock issuable on such conversion in accordance with the provisions hereof, or (y) in the event that such shares are uncertificated, issue and deliver to such holder, or to his, her or its nominee, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on such shares of Senior Preferred Stock converted. Such converted shares of Senior Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Senior Preferred Stock accordingly.

7. Redemption.

7.1 General. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series D Preferred Stock shall be redeemed by the Corporation at a price equal to the Series D Original Issue Price per share, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Redemption Price”), in three (3) annual installments commencing not more than sixty (60) days after receipt by the Corporation at any time on or after the fifth anniversary of the Series D Original Issue Date from the Requisite Series D Holders of written notice requesting redemption of all shares of Series D Preferred Stock (the “Redemption Request”). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. The date of each such installment provided in the Redemption Notice (as defined below) shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series D Preferred Stock owned by each holder, that number of outstanding shares of Series D Preferred Stock determined by dividing (i) the total number of shares of Series D Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as such term is defined in Subsection 7.2) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series D Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

7.2 Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series D Preferred Stock not less than forty (40) days prior to such Redemption Date. The Redemption Notice shall state:

(a) the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on such Redemption Date specified in the Redemption Notice;

(b) the applicable Redemption Date and the Redemption Price;

(c) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and

(d) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the twentieth (20th) day after the date of delivery of the Redemption Notice to a holder of Series D Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 7, then the shares of Series D Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.” Excluded Shares shall not be redeemed or redeemable pursuant to this Section 7, whether on such Redemption Date or thereafter.

7.3 Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such holder.

7.4 Interest. If any shares of Series D Preferred Stock are not redeemed for any reason on any Redemption Date, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to ten percent (10% (increased by one percent (1%) each month following the Redemption Date until the Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”), provided, however, that the Corporation shall take all such actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate. In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Redemption Date to the extent permitted by law.

7.5 Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series D Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

8. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption of such shares.

9. Waiver. Except as otherwise required in this Amended and Restated Certificate of Incorporation, (a) any of the rights, powers, preferences and other terms of the Senior Preferred Stock that apply generally and equally to all series of Senior Preferred Stock may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Series D Requisite Holders, and (b) any of the rights, powers, preferences and other terms of any series of the Senior Preferred Stock that do not apply generally and equally to all series of Senior Preferred Stock may be waived on behalf of all holders of Senior Preferred Stock of such series by, in the case of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the affirmative written consent or vote of the holders of a majority of the then-outstanding shares of such series of Preferred Stock (voting exclusively and as a separate class on an as-converted to Common Stock basis) and, in the case of the Series D Preferred Stock, the Requisite Series D Holders.

10. Notices. Any notice required or permitted by the provisions of Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

11. Interpretation. Except where the context expressly requires otherwise:

11.1 the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

11.2 the word “will” shall be construed to have the same meaning and effect as the word “shall;”

11.3 all dollar ($) amounts herein are in United States dollars (USD);

11.4 the words “herein” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Amended and Restated Certificate of Incorporation in its entirety and not to any particular provision hereof;

11.5 the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or;” and

11.6 whenever this Amended and Restated Certificate of Incorporation refers to a number of days, such number shall refer to calendar days unless business days are specified.

FIFTH: Commencing on the date of the final prospectus relating to a Qualified Public Offering until the date 180 days thereafter (the “Restricted Period”), any Transfer (as defined below) or pledge of Restricted Stock (as defined below), other than Permitted Transfers (as defined below), shall be void. During the Restricted Period, the Corporation shall cause the transfer agent to decline any Transfer other than Permitted Transfers and/or to note stop transfer restrictions on the transfer books and records of the Corporation with respect to any shares of Restricted Stock for which a holder of Restricted Stock is the record holder and, in the case of any shares of Restricted Stock for which such holder is the beneficial but not the record holder, shall cause the transfer agent to decline any Transfer other than Permitted Transfers and/or to note stop transfer restrictions on such books and records with respect to such Restricted Stock. Any person or entity purchasing or holding or otherwise acquiring any interest in shares of Restricted Stock shall be deemed to have notice of and consented to the provisions of this Article Fifth. For purposes of this Article Fifth,

“Controlled Affiliate” means, with respect to a transferor, (A) any individual or entity that is controlled directly or indirectly (by ownership of voting securities, contract or otherwise) by such transferor or such transferor’s Family, or (B) the Family of such transferor;

“Corporate Transaction” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of Common Stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Corporation (or the surviving entity);

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Family” means a person’s spouse, lineal descendants, parents, siblings, lineal descendants of siblings, and anyone else (other than domestic employees) sharing a person’s home at the time of such determination. Any such relationship by legal adoption shall be included;

“Permitted Transfer” means (A) any Transfer of Restricted Stock or other securities of the Corporation acquired in open market transactions after the completion of the Qualified Public Offering, provided that no filing or public announcement under Section 16(a) of the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with subsequent sales of such Restricted Stock or other securities acquired in such open market transactions; (B) any Transfer of Restricted Stock as a bona fide gift or charitable contribution; (C) any Transfer of Restricted Stock in connection with a distribution of shares of Common Stock by the holder thereof to such holder’s partners, members or stockholders; (D) any Transfer of Restricted Stock by will or pursuant to the laws of descent and distribution; (E) any Transfer of Restricted Stock to such holder’s Family or a domestic trust created for the sole benefit of one or more of such holder or any member or members of such holder’s Family; (F) any Transfer of Restricted Stock from a trust described in clause (E) above to the holder (or former holder) who Transferred Common Stock or other securities of the Corporation to such trust; (G) any Transfer of Restricted Stock by a holder of Common Stock to a corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with such holder; (H) any Transfer of Restricted Stock received from the Corporation upon the exercise of options or any Transfer of Common Stock or other securities of the Corporation convertible into or exercisable or exchangeable for Common Stock of the Corporation or upon the exercise of Options to purchase the Corporation’s securities on a “cashless or “net exercise” basis to the extent permitted by the instruments representing such Options so long as such exercise is effected solely by the surrender of outstanding Options to the Corporation and the Corporation’s cancellation of all or a portion thereof to pay the exercise price; (I) any Transfer of Restricted Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; (J) any Transfer of Restricted Stock pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction made to all holders of Common Stock involving a Corporate Transaction, provided that until such tender offer, merger, consolidation or other such transaction is completed, the Restricted Stock owned by such holder shall remain subject to the restrictions contained herein; (K) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Restricted Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act or otherwise, if any, is required of or voluntarily made by or on behalf of the holder or the Corporation regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or (L) any Transfer of Restricted Stock made with the prior written consent of the lead managing underwriters of the Qualified Public Offering. Notwithstanding the foregoing, in the case of any transfer or distribution pursuant to the foregoing clauses (B)-(K), (1) each recipient, transferee, donee or distributee shall agree to be bound by the restrictions contained herein and (2) no filing or public announcement under Section 16(a) of the Exchange Act or otherwise shall be required or shall be voluntarily made during the Restricted Period;

“Restricted Stock” means shares of Common Stock and Enterprise Junior Stock, other than shares of Common Stock issued upon conversion of Senior Preferred Stock; and

“Transfer” means to (x) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Restricted Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), or any other securities so owned convertible into or exercisable or exchangeable for

Restricted Stock or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Restricted Stock or such other securities, in cash or otherwise. In addition, any event or occurrence pursuant to which a Controlled Affiliate or a member of a stockholder’s Family ceases to be a Controlled Affiliate or member of such Stockholder’s Family, as applicable, shall be deemed to be a Transfer.

SIXTH: The Series D Requisite Holders (in this Article Sixth, the “Drag-Along Seller”) have the right to seek and approve a transaction that qualifies as a Deemed Liquidation Event (a “Drag-Along Sale”). If at any time, the Drag-Along Seller receives a bona fide offer from a purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other stockholder participate in the Drag-Along Sale subject to and in the manner provided in this Article Sixth. If the Drag-Along Seller and the Board of Directors approve a Drag-Along Sale (an “Approved Sale”), the Corporation shall deliver a written notice (a “Drag-Along Notice”) to stockholders (other than the Drag-Along Seller) at least ten (10) days before the closing date of the Approved Sale. The Drag-Along Notice shall include a copy of this Article Sixth and shall include a reasonably detailed description of the Approved Sale, including the proposed time and place of closing, the consideration to be received by the stockholders, and any other material terms. In connection with an Approved Sale, and provided that the consideration from such Approved Sale is allocated in accordance with Article Fourth, Part B, Section 2:

(a) if such transaction requires stockholder approval, with respect to all shares of capital stock that such stockholder owns or over which such stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock in favor of, and adopt, such Drag-Along Sale (together with any related amendment or restatement to this Certificate of Incorporation required to implement such Drag-Along Sale) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Drag-Along Sale;

(b) if the Approved Sale is a Deemed Liquidation Event referred to in Article Fourth, Part B, Subsection 2.10.1(c), each stockholder shall sell all (or the same proportion as is being sold by the Drag-Along Seller) of his, her or its shares of capital stock in the Corporation in the Approved Sale as contemplated by the Drag-Along Notice and, except as permitted in Article Fourth, Part B, Section 2, on the same terms and conditions as agreed to by the Drag-Along Seller;

(c) refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Sale, or (ii); asserting any claim or commencing any suit (x) challenging the Drag-Along Sale or this Article Sixth, or (y) alleging a breach of any fiduciary duty of the Drag-Along Seller or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Drag-Along Sale, or the consummation of the transactions contemplated thereby;

(d) each stockholder shall take all reasonably necessary and desirable actions requested by the Board of Directors in connection with the consummation of the Approved Sale, including the execution and delivery of all related agreements and documentation, and other actions reasonably requested by the Corporation or the Drag-Along Seller in order to carry out the terms and provisions of this Article Sixth, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, member representative agreement, escrow agreement, consent, waiver, release, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(e) each stockholder shall make such customary representations, warranties, indemnities, covenants, conditions, escrow agreements and other customary provisions and agreements relating to the Approved Sale;

(f) each stockholder shall effectuate the agreed-upon allocation and distribution of the aggregate consideration upon the Approved Sale;

(g) no stockholder shall deposit, except as provided in this Article Sixth, any shares of capital stock owned by the stockholder or affiliate thereof in a voting trust or subject any shares of capital stock to any arrangement or agreement with respect to the voting of such shares, unless specifically requested by the acquirer in connection with an Approved Sale;

(h) if the consideration to be paid in exchange for the shares of capital stock of the Corporation owned by the stockholder includes any equity securities and due receipt thereof by the stockholder would require under applicable law either (i) the registration or qualification of such equity securities or of any entity as a broker or dealer or agent with respect to such equity securities or (ii) equity securities the provision to the stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Corporation may cause to be paid to the stockholder in lieu thereof, against surrender of the shares of capital stock owned by the stockholder which would otherwise have been sold by the stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board of Directors) of the equity securities which the stockholder would otherwise receive as of the date of the issuance of such equity securities in exchange for the shares of capital stock owned by the stockholder; and

(i) in the event that the Drag-Along Seller appoints a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders under the applicable definitive transaction agreements following consummation of the Approved Sale, (i) each stockholder shall vote in favor of or consent to (A) the appointment of the Stockholder Representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (C) the payment of the stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to the Stockholder Representative in connection with the Stockholder Representative’s services and duties in connection with the Approved Sale and its related service as the representative of the stockholders, and (ii) no stockholder shall assert any claim or commence any suit against the Stockholder Representative or any other stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, or willful misconduct.

SEVENTH: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

EIGHTH: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

NINTH: Elections of directors need not be by written ballot unless the Bylaws shall so provide.

TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

ELEVENTH: To the fullest extent permitted by applicable law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other applicable law of the State of Delaware is amended after approval by the stockholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law as so amended.

Any repeal or modification of the foregoing provisions of this Article Eleventh by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TWELFTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Twelfth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

THIRTEENTH: The Corporation renounces, to the fullest extent permitted by applicable law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director or officer of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Senior Preferred Stock or any partner, member, director, officer, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Amended and Restated Certificate of Incorporation, the affirmative vote of the Requisite Preferred Majority, will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Thirteenth.

FOURTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Amended and Restated Certificate of Incorporation or the Bylaws as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Fourteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Fourteenth (including, without limitation, each portion of any sentence of this Article Fourteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Fourteenth.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this December 18, 2019.

By:	/s/ Frank Lee

Name:	Frank D. Lee
Title:	President and CEO

CERTIFICATE OF CORRECTION

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORMA THERAPEUTICS HOLDINGS, INC.

Forma Therapeutics Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1.	The name of the corporation is Forma Therapeutics Holdings, Inc.

2.

That an Amended and Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on December 18, 2019 (the “Certificate”) and that the Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	That due to a typographical error, the Certificate contained an inaccuracy or defect in Article FOURTH by incorrectly stating the authorized shares of Enterprise 4 Junior Stock.

4.	That the Certificate is hereby corrected by amending and restating the first paragraph of Article FOURTH Section B of the Certificate as follows:

Of the authorized Preferred Stock, 2,304,815 shares are designated Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”); 14,921,676 shares are designated Series B-1 Preferred Stock, $0.001 par value per share (the “Series B-1 Preferred Stock”); 8,790,249 shares are designated Series B-2 Preferred Stock, $0.001 par value per share (the “Series B-2 Preferred Stock”); 299,999 shares are designated Series B-3 Preferred Stock, $0.001 par value per share (the “Series B-3 Preferred Stock” and, collectively with the Series B-1 Preferred Stock and Series B-2 Preferred stock, the “Series B Preferred Stock”); 6,452,619 shares are designated Series C Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”); 53,593,440 shares are designated Series D Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock” and, collectively with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the “Senior Preferred Stock”); 2,413,074 shares are designated Enterprise 1 Junior Stock, $0.001 par value per share (the “Enterprise 1 Junior Stock”); 4,294,569 shares are designated Enterprise 2 Junior Stock, $0.001 par value per share (the “Enterprise 2 Junior Stock”); 1,589,136 shares are designated Enterprise 3 Junior Stock, $0.001 par value per share (the “Enterprise 3 Junior Stock”); 1,376,356 shares are designated Enterprise 4 Junior Stock, $0.001 par value per share (the “Enterprise 4 Junior Stock”); 1,811,318 shares are designated Enterprise 5 Junior Stock, $0.001 par value per share (the “Enterprise 5 Junior Stock”); and 1,036,525 shares are designated Enterprise 6 Junior Stock, $0.001 par value per share (the “Enterprise 6 Junior Stock” and, collectively with the Enterprise 1 Junior Stock, the Enterprise 2 Junior Stock, the Enterprise 3 Junior Stock, the Enterprise 4 Junior Stock and the Enterprise 5 Junior Stock, the “Enterprise Junior Stock”), each of such series with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Amended and Restated Certificate of Incorporation. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of Article Fourth refer to sections and subsections of Part B of Article Fourth.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 13th day of February, 2020.

By:	/s/ Frank D. Lee
Name: Frank D. Lee
Title: President and CEO

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORMA THERAPEUTICS HOLDINGS, INC.

Forma Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.    That the name of this corporation is Forma Therapeutics Holdings, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on October 2, 2019 under the name Forma Therapeutics Holdings, Inc.

2.    That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the following is hereby inserted into Article FOURTH immediately before the first sentence therein:

“Effective upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every 4.2775 shares of Common Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be combined into one (1) share of Common Stock, without any further action by the holders of such shares (the “Reverse Stock Split”). The Reverse Stock Split will be effected on a holder-by-holder basis, and any fractional shares resulting from such combination shall be rounded down to the nearest whole share on a holder-by-holder basis. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Corporation’s Board of Directors; provided, however, the Corporation shall not be required to pay an amount for any fractional share less than $100. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby. All rights, preferences and privileges of the Common Stock and the Preferred Stock shall be appropriately adjusted to reflect the Reverse Stock Split in accordance with this Amended and Restated Certificate of Incorporation.”

3.    That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4.    That said amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 12th day of June, 2020.

/s/ Frank D. Lee
Name: Frank D. Lee
Title: President and Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT